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                                  EXHIBIT 23.2
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NHancement Technologies Inc.
Pleasanton, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 1 to this Registration Statement of our report dated December 14, 1999, relating to the consolidated financial statements of NHancement Technologies Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
San Francisco, California
August 10, 2000